Exhibit 99.1

MDRNA, Inc. Acquires Cequent Pharmaceuticals

Expands Both its Oncology Pipeline and RNAi Drug Discovery Platform Capabilities

Initiation of Phase 1 Trial in Familial Adenomatous Polyposis Expected in Second Quarter 2010

Transaction Funds Combined Operations into December 2010

Bothell, WA and Cambridge, MA, April 1, 2010 - MDRNA, Inc. (Nasdaq: MRNA), a leading RNAi-based drug discovery and development company, and Cequent Pharmaceuticals, a pioneer in the development of novel products to deliver RNAi-based therapeutics, announced today the signing of a definitive agreement pursuant to which MDRNA will acquire Cequent in an all stock transaction valued at approximately $46 million. The combined company will have multiple proprietary RNAi drug discovery platforms with the capability to deliver RNAi-based therapeutics via systemic, local and oral administration. In addition, the acquisition expands MDRNA’s oncology pipeline with a product for Familial Adenomatous Polyposis (FAP) – a genetic disorder that is a precursor to colon cancer – that will soon begin Phase 1 clinical testing under an Investigational New Drug application (IND) filed with the U.S. Food and Drug Administration (FDA). The transaction will include certain loan provisions that will fund MDRNA operations through the anticipated closing of the merger in early July 2010.

“We anticipate that this transaction will accelerate the development of the most promising products of both companies,” commented Mr. Bruce Thaw, Esq., Chairman of the Board of MDRNA. “We believe that the combined company will be in a strong position to advance multiple RNAi drug discovery platforms, establish premier R&D partnerships with large pharmaceutical and biotechnology companies and accelerate RNAi-based therapeutics to patients in need.”

The combined company will be headquartered in Bothell, Washington with offices in Cambridge, Massachusetts. RNAi drug discovery, research and biology will continue to be conducted at MDRNA’s state-of-the-art R&D facility in Bothell while clinical operations will reside in Cambridge. The combined company will leverage resources and its proven management team to further advance MDRNA’s proprietary UsiRNA construct and DiLA2 delivery technologies as well as Cequent’s TransKingdom RNAi technology to develop novel RNAi-based therapeutics. In addition, Cequent will have certain cash amounts on hand at the close of the acquisition which will fund the combined operations into December 2010.

“The combined company will have a unique set of complementary capabilities, skills and clinical programs,” stated J. Michael French, President & CEO of MDRNA. “With a world-class research, development and clinical team, a broad intellectual property estate and a clinical pipeline, we believe the combined company will emerge as one of the preeminent leaders in the RNAi sector. We are very excited to bring to MDRNA the unparalleled expertise and commitment of the Cequent team.”

Mr. French will serve as the President, CEO and board member of the combined entity. Peter D. Parker, Cequent’s President and CEO will assume the Chairmanship of the combined company’s Board of Directors. The new Board of Directors will include an additional five members, two each from the existing boards of MDRNA and Cequent, and one additional independent director to be chosen by the new combined Board.

“This transaction is a great fit for Cequent,” stated Peter D. Parker, President and CEO of Cequent Pharmaceuticals. “We were seeking access to a world class RNAi research team, and MDRNA was looking for strong development, regulatory and clinical management expertise. For our venture capital backers, who include Ampersand, Novartis and Pappas Ventures, this natural evolution of their investment will allow us to reach the next level of success.”

About the Combined Company

The combined company will leverage the following relationships, assets and opportunities to accelerate revenue generation and product development:

•

Two validated RNAi Drug Discovery Platforms (MDRNA’s UsiRNA/DiLA[2] platform and Cequent’s TransKingdom RNAi platform) which utilize two distinct and proprietary delivery technologies for systemic, local and oral delivery.

•	Oncology and inflammatory disease pipeline:

•	One accepted IND in FAP and Phase 1 Clinical Trial expected in 2Q2010.

•	Three additional INDs projected by 2Q2011:

•	Bladder Cancer;

•	Inflammatory Bowel Disease (IBD); and

•	Liver Cancer.

•	One pre-IND program in IBD under option with Novartis

•	Multiple early collaborative efforts with large multi-national pharmaceutical companies including an early collaborative effort with AstraZeneca in hepatocellular carcinoma.

•	Potential to lead to multi-year target-based and/or therapeutic-based R&D collaborations.

•	Two additional early collaborative efforts expected in 2Q10.

•	Broad intellectual property estate covering: (1) novel chemistries; (2) RNAi constructs; (3) delivery platforms for systemic, local and oral delivery; and (4) gene targets.

•	21 issued or allowed patents;

•	38 pending U.S. patent applications;

•	129 pending foreign patent applications; and

•	8 PCT applications.

•	Industry leading research and development team with proven success in demonstrating RNAi knockdown activity in rodents and non-human primates.

•	World-class scientific advisors at Board of Director and Scientific Advisory Board levels.

•	Experienced management team with proven success in building an RNAi-based therapeutics company.

Details of the Proposed Transaction

Under the terms of the agreement, each outstanding share of Cequent common stock will be exchanged for MDRNA common stock at an exchange ratio that implies a purchase price for Cequent shareholders of approximately $44 million, plus an additional value of $2 million to warrant and option holders, based on the 10 day Volume-Weighted Average Price (VWAP) of MDRNA shares on March 31, 2010. This represents an approximate 56% equity ownership for MDRNA shareholders and a 44% equity ownership for Cequent shareholders.

The boards of directors of both companies and the preferred shareholders of Cequent have authorized the transaction. Both parties will strive to complete the merger by early July 2010, at which time shares of the combined company will continue to trade on Nasdaq under the stock symbol MRNA.

Canaccord Adams Inc. served as financial advisor to MDRNA on this transaction.

Analyst Call and Webcast Information

Senior management of MDRNA and Cequent, including Michael French, President and Chief Executive Officer of MDRNA, and Peter Parker, President and Chief Executive Officer of Cequent, will host an Analyst Call to discuss the proposed merger at 8:30 a.m. ET on Thursday, April 1, 2010.

To participate in the live Analyst Call, U.S. residents should dial 866-713-8307 and international callers should dial 617-597-5307. The participant code for the live conference call is 99891898. To access the 24-hour telephone replay, U.S. residents should dial 888-286-8010 and international callers should dial 617-801-6888. The participant code for the replay is 31185977.

Alternatively, to access the live audio webcast for this Analyst Call, please go to MDRNA’s Web site at http://www.mdrnainc.com approximately 15 minutes prior to the conference call in order to register and download any necessary software. A replay of the webcast will be available for 30 days following the event.

About MDRNA, Inc.

MDRNA is a biotechnology company focused on the development and commercialization of therapeutic products based on RNA interference (RNAi). Our goal is to improve human health through the development of RNAi-based compounds and drug delivery technologies that together provide superior therapeutic options for patients. Over the past decade, we have developed substantial capabilities in molecular biology, cellular biology, amino acid chemistry, peptide chemistry, pharmacology and bioinformatics, which we are applying to a wide range of RNAi technologies and delivery approaches. These capabilities plus the in-licensing of key RNAi-related intellectual property have rapidly enabled us to become a leading RNAi-based therapeutics company with a pre-clinical pipeline in oncology. Through our capabilities, expertise and know-how, we are incorporating multiple RNAi technologies as well as peptide- and liposomal-based delivery approaches into a single integrated drug discovery platform that will be the engine for our clinical pipeline as well as a versatile platform for establishing broad therapeutic partnerships with biotechnology and pharmaceutical companies. We are also investing in new technologies that we expect to lead to safer and more effective RNAi-based therapeutics while aggressively building upon our broad and extensive intellectual property estate. By combining broad expertise in siRNA science with proven delivery platforms and a strong IP position, MDRNA is well positioned as a leading RNAi-based drug discovery and development company. Additional information about MDRNA, Inc. is available http://www.mdrnainc.com.

About Cequent Pharmaceuticals, Inc.

Cequent is pioneering the development of novel therapeutics to prevent and treat a wide range of human disorders – from inflammatory disease to cancer – based on the company’s proprietary technology, TransKingdom RNA interference (tkRNAi). Cequent’s first products, now entering clinical development, are orally administered drug candidates targeting colon-cancer prevention and inflammatory bowel disease. The company designed its powerful tkRNAi technology as a therapeutic to deactivate specific disease-causing genes safely and effectively, using non-pathogenic bacteria as an engine to produce and deliver RNAi directly into cells. tkRNAi is based on ground-breaking scientific research originating at the Institut Pasteur (Paris, France) and at the Beth Israel Deaconess Medical Center/Harvard Medical School. A privately held company based in Cambridge, Massachusetts, Cequent was established in 2006. Additional information about Cequent Pharmaceuticals is available at http://www.cequentpharma.com.

MDRNA Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of MDRNA to obtain additional funding; (ii) the ability of MDRNA to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of MDRNA and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of MDRNA and/or a partner to obtain required governmental approvals; and (v) the ability of MDRNA and/or a partner to develop and commercialize products that can compete favorably with those of competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in MDRNA’s most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. MDRNA assumes no obligation to update and supplement forward-looking statements because of subsequent events.

Important Additional Information about the Merger will be filed with the SEC

This press release may be deemed to be solicitation material regarding the proposed merger of MDRNA and Cequent. In connection with the proposed merger, MDRNA intends to file relevant materials and documents with the Securities and Exchange Commission (SEC), including a proxy statement, which will be mailed to the stockholders of MDRNA. Investors and the public are urged to read these materials carefully and in their entirety when they become available because they will contain important information about the companies, the proposed merger and the expectations for the combined company. The proxy statement and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and the public holders may obtain free copies of the documents filed with the SEC by MDRNA by directing a written request to MDRNA, Inc., 3830 Monte Villa Parkway, Bothell, Washington 98021, Attention: Investor Relations. The directors, executive officers and employees of MDRNA may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the special interests of these directors, executive officers and employees in the proposed transaction, if any, will be included in the proxy statement referred to above.

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Contacts:

For MDRNA, Inc.:

Pete Garcia

Chief Financial Officer

(425) 908-3603

pgarcia@mdrnainc.com

Westwicke Partners (Investors):

Stefan Loren, Ph.D., (443) 213-0507

sloren@westwicke.com

John Woolford, (443) 213-0506

john.woolford@westwicke.com

McKinney|Chicago (Media):

Alan Zachary, (312) 944-6784 × 316 or

(708) 707-6834

azachary@mckinneychicago.com

For Cequent Pharmaceuticals:

Caroline Grossman

781-771-5579

caroline.grossman@gmail.com